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Scudder RREEF Real Estate Fund II, Inc.
Form N-SAR
Exhibit - Item 77Q1(a)

Resolved, that the Article II, Section 2 of the Bylaws shall be amended to read as follows:
Commencing with the 2005 annual meeting of stockholders
of the Corporation, an annual meeting of the stockholders
for the election of directors and the transaction of any
business within the powers of the Corporation shall be held
on a date and at the time set by the Board of Directors
during the 31-day period ending six months after the end of
the Corporation's fiscal year.

Resolved, that Article III, Section 11 of the Bylaws shall be amended to read as follows:
        (a)  Annual Meetings of Stockholders.  (1) Nominations of
individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the
Corporation's notice of meeting, (ii) by or at the direction of the
Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).
        	(2)	For nominations or other business to be
properly brought before an annual meeting by a stockholder
pursuant to clause (iii) of subsection (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must
otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first
anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so
delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual
meeting commence a new time period for the giving of a
stockholder's notice as described above.  Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A)
the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual,
(C) whether such stockholder believes any such individual is, or is not, an "interested person" of the Corporation, as defined in the
Investment Company Act of 1940, as amended, and the rules
promulgated thereunder (the "Investment Company Act")  and
information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such
determination and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the
Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a
nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below),
individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person
therefrom; (iii) as to the stockholder giving the notice and any
Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned beneficially by such stockholder and by such Stockholder Associated Person, if any, and (iv) as to the stockholder giving the notice and any
Stockholder Associated Person covered by clauses (ii) or (iii) of this Section 11(a)(2), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated
Person.
        	(3)  Notwithstanding anything in this Section 11(a)
to the contrary, in the event the Board of Directors increases the number of directors and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the
Corporation.
        	(4)  For purposes of this Section 11, "Stockholder
Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the
Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
        (b)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special
meeting of stockholders at which directors are to be elected (i)
pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11.  In the event the
Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the
Corporation's notice of meeting, if the stockholder's notice required by subsection (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public
announcement of a postponement or adjournment of a special
meeting commence a new time period for the giving of a
stockholder's notice as described above.
        (c)  General.  (1)  Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11.  If a stockholder fails to provide such written verification within such period, the
information as to which written verification was requested may be deemed not to have been provided in accordance with this Section
11.
        	(2)  Only such individuals who are nominated in
accordance with this Section 11 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this
Section 11.
        	(3)  For purposes of this Section 11, (a) the "date of
mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b)
"public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or
comparable news service or (ii) in a document publicly filed by the
Corporation with the Securities and Exchange Commission
pursuant to the Exchange Act or the Investment Company Act.
        	(4)  Notwithstanding the foregoing provisions of
this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.  Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the
Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.












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